Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-203458 and 333-208184

Free Writing Prospectus dated December 2, 2015

Eltplore Stocks learn More logIn Stgn Up Athlete Brand Contracts Fantex Sports Portfolio 1 NASDAq Weintend to <Jpply !olstlhe Units on NASDAQ under the symbol FXSP 10 Athel te Brand Contracts.2Sports.1security. Invest n a s ngle security tiedto the earn ngs of severala thetes In different spo:ts and career stages. Part cipat e n an asset category that Is systemci ally uncorrc atcd to a typlcal!X)Jtfollo. UBS Investment Bank to serve aslead Underwrfter. ,.,. .... Alshon Jeffery S7.6M ,,. ... E.J.Manuel StSM ... Mohamed Sanu St6M - Es:lma:ed Gtoss Brandlrcome represen:r.".he e:s .l!te:s mace by fa n ex, Inc. .J!S diSClosed In the Reglstr.l!tiOI"'I StAtementon kMlr S-1Bed Wfln1te SECon1Qt24J15o, & rt-egross brano: tr>come(as defilnecl Dy rt-e branclcon:ri3ct)tha -.-.11be ei311le0 by ecd"l a:nle:e and a:"Jibu:ed to hr1ellSpor:s Pomo61o t The es:lmi3:e Is no:ln:enoeo :0 be a projectK>r'l:il.l!t me brandlllcotre recerved by Fantex,klc wll be equvalefl:to tills amount WhebfandiOCOrr.eearred by :he con:rac:party andreceM!O b'f Fan:eJC,. Inc.IS s...bJe-ct tonUITerous nsks and urcer•.ihfle!s, lndudlf'IQ those described In or lncorpora:eci byre'ererce111 Fan:eJC,.Int..'s'rt.ngs wrtn Ve SEC.If oneor more of N!se risks or urcer r-ues m a erlaUze.or I'Fantell.lnc.'S esurr..ates prO're o be lncOfrect. actualresL!ts r:r.i!J'(drffer n-..atoo.aJy S:oc.k perfOfmanceOf paymeru. of dMderds are not necessarily COfri!Ca:ed:o :he an-CUlt o'iilry brand wxome:hat may be received t:1y fan:eJC,I. nc.In1te future. 2 Wf!! and:he seling s:ocktok:le-rs are offerT!g,ona besl e'forts bilslsi.3 n-lnlrrumo&1.984.000UnlarO a r:r.aJC11r1.m of 2'82,400Unl:s.We expect the :tal pul;illc: o"fenng price o:'roe UnJ:r.:o be betWeen $l2 SO ana S\4 50per Ur.tt Ur1J tre undf!!fwf ers se4l at least 1.98<1.000Untts.'l.onas receNeo<rom me offefir-.g willbe depos.:e-0 lr:oan1n:eres1bear.J9escrow ac:court pending the: clas!1"'9 o&!tf!! O't"f!!f109 In accOfdat'Ce wr.n Rule15c2-4 of theSeombesElo::ttange Act of 1934,a§ a!I'E'nded.l'tt-e undefwrl:ers oo no1se at least1.984.000Urn:s. wl.-:t:ln 300-:!ys af:E'f :l'e da:e the regts:ratoor>stcrtemel"t(II'ICiudlr-.g a prospec:us}for the offerir>g :o -.-.-tVctt tt-ls comnn.-nlcatlon re1.111e.s be:con-.es e1"ec"IM!-W4ti :l"e SEC,all'uncls will be procrptly returned to lnvf!stotS Wdlln:etest ard w1:hoecucuor..lnlliE! event!l-..at the undern,-ners loca:equalrfoed purct-..asers'Of a:least t.984.000 Un.-ts.we a1d tt"e sellrg s:ockhoklefshave gti3rte-O :he U"lden\Tl ers C!fl option•or aper-oooc:of 30cays <rom tre date of :he prospec:us to purcr.as.e up m 198.400 addi:looaUl ru"li at the lr.t:lalpr..bllc offeringpnce.less me urdef"WT"C.In9 dl:s.cour!S ano cocrrr..ss;ors.The o'fE'Nlg sUe of 526 8 n-tloon assr.orresno exercise of:he underv.Tt:ets'op!o purchase ackSrJonal U111:r. ...... u. 1'1 w Exptore S:ocb teamMcwe-He-lp AboUt F1m:e-ll Press Cont.td NHCIhe-lpf CAllus &1(855)905-5050,eMaul s,or live chat with cus-.orner support. 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'bU mtyQtCIMW torr--..VIs.llngfOGAJionll'leSfC We-t»:1•.tt www.iK-OQV ""-1-,...U.,."J.FrU!ll.lnc... roy ur'IOI'Wflt«orI"Y oeaoer P«tlt•PJ!.lrog +11ll'le ore-nng Wlll&lfll"9f 10 y().lt...l)fospett...1.1f l.,qi.II!-SI.I D)'UII f1Q 'fHI8S'I90S·.VIew lhe f .triJf Spoftl P'Q'1 !1C)1 l)fOA Thl'li .S flO[.,..o"fe<IOII!.U,I'IO.IoIllCIL.t!lon ot&nof'l'ftobuy,IO •Hkttf'IU Oal nyt.Uitlllf'l wnlc"ore-Qo tr.tt.on.tnoO("'otf legllrwQ_."e'TW'IW$1\1't/e notfw11<le0 c 10"5 Athlete BrandContracts Expected Weighoting Estimated BrandIncome Attributed toFXSP1 Andrew He-aney Te-amL: os Angl!>Anglim of Anahl!>im MLB debut 2)14 Position;Left-HandedPitcher Est. remaining career. 8years Ehgibll!> for arbitration in 2018 and for fte-1!> ency in 2021 Fantel.lloc.estina:es Hean-ey w111recerve S25.1M in<lfbitrationand S55.4Mintree v TeamC: hicago Bei!r$NFL debut 2012 Position;\'fide ReceiverEst. remaining career: 8 years • AlshonJeffery can become an UnrestrictedFree Agent a'ter 2015 season. Kenda lWright S5.8M Position:Wide ReceiverEst. remaining career. 8years Ke nda Wright canbecome anUnr uicte-d Ftee Agent tllt.e: 2016 !Oeason. Fantel.lloc est.irn<JtesWright will signa 4-year controclf01 S30.9M in 2015. The Teon see TitaM have ellefc6edKendaWl right'S 5th year Option(guartlnteed &gainst only injury) for the 2016 seasonand must decide Nhethoef they w-M pay h m $7.3 f"l'lilion by March. of 2016. Ryan Shatier ""'S5.6M Team:Pittsburgh S eelersNFL debut 2012 Position;Unebocker Est. remaining career. 7 yec:ws Unrgtricted Fr Mi' Agent tl l!>r 2017 season. Fan:ell.loc.estina:es the s:eeTers wil ellerctse the 5thye<u optiOfl for Shatief in 2018 'or S 9 38M and that Shazier wilthensigna 4-year COI'ltr.!ct for $5t81million in2019. Terri3nce Williamsv'"'S5.5M Team:Dalla$ Cowboy$NFL debut 2013 Position;Wide ReceiverEst. remaining career: 7 years Unrestricted FriM!! Agent a l!>r 2016 season. Fantel.lloc.estinates Wiliaf!lS will signa 5-year contract fcx $52.3in2017. MichaelBrockers ""'$4.6M Team:St. Louis RamsNFL debut 2012 Position:De'ensive Tackle Est. remaining care-er. 9 years TheSl.louiS Rans nave ellefdsedMichaelBrockers'5thye;u Option (guarantH>d &gainst only injury}for the 2016 seasonand must decide'Nhether they WIU pay h m $6.15 million by March of 2016. JackMewhoortvS.3.9M Teaml:nd>ana i$ ColtsNFL debut 2014 Position;Guard Est. remainin,career: 9 years Unrestricted Free Agent a er 2017 season. Fantell,Inc.. eslina:es Mev.tlort will receive a 6-ye-ar cOflt t ct for $55 9nilliionin 20\8. Team:Buffalo B lls NFL debut 2013 Position;Quarterback Est. remainint career. 7 years At the endof the 2016 NFL Ofaft theBills cMdeOde to rt, dseE.J.Manuers 5thyear optiOfl for the 20f7 season or not (S1J"ilryguarante-ed inst only injury). Team;Cinwmati BengalsNFL debut 2012 Position\:'fide ReceiverEst.remaining career. 6 years Mohame-d Sanu canbecone anUrue-stnctedFre-1!> Age-nt after 20i5 season. Fantel.lloc.estinates MohamedSiJnuwiU receive a 4-yNr contract fOf S26.0million in 2016. Vernon DavisvSO.SM Team:Denver BroncosNFl debut 2006 Position;Tight End Est. remaini"9 career: 4 rs • Vernoo D.:Ms can beeanUruestrictedH-e-e Agent aner 2015 season. Total $46.SM Proposed Offering Terms Fdtllcx S;rurb Ponruliu1 fsl:.T aledi"'P"'t:eS12.50-SM.5011kllt2 1,984,000-2.182.4002 Pfoposedorenng s:ze S26.8M Vlf!WPros.pec1lJS $46.5M EstimatedBrand Income Attributedto FXSP 1 10